Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-35621, 333-91783, 333-152032, 333-158870, 333-165978, 333-180400, 333-187802, 333-203319) of Aerojet Rocketdyne Holdings, Inc. of our report dated February 21, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Sacramento, California
February 21, 2018